Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 15, 2006, with respect to the consolidated financial statements of Bluegreen Corporation incorporated by reference in the Registration Statement (Form S-3) and related prospectus of Levitt Corporation for the registration of its Subordinated Investment Notes.

/s/ Ernst & Young LLP
Certified Public Accountants

Miami, Florida
August 9, 2006